invitation homes

invitation homes

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

THIRD QUARTER 2024

Atlanta

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Third Quarter 2024 Results
Dallas, TX, October 30, 2024 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”), the nation’s premier single-family home leasing and management company, today announced its Q3 2024 financial and operating results.

Third Quarter 2024 Highlights
•Year over year, total revenues increased 6.9% to $660 million, property operating and maintenance costs increased 5.6% to $242 million, net income available to common stockholders decreased 27.8% to $95 million, and net income per diluted common share decreased 27.8% to $0.15.
•Year over year, Core FFO per share increased 6.8% to $0.47 and AFFO per share increased 7.2% to $0.38.
•Same Store NOI increased 3.9% year over year on 3.6% Same Store Core Revenues growth and 3.1% Same Store Core Operating Expenses growth.
•Same Store Average Occupancy was 97.0%, generally consistent with the prior year result.
•Same Store renewal rent growth of 4.2% and Same Store new lease rent growth of 1.7% drove Same Store blended rent growth of 3.6%.
•Acquisitions by the Company and the Company’s joint ventures totaled 926 homes for approximately $331 million while dispositions totaled 331 homes for approximately $128 million.
•The Company continued to improve the strength of its investment-grade balance sheet. Specifically:
◦As previously announced on September 23, 2024, Fitch Ratings upgraded the Company’s issuer and issue-level credit ratings to ‘BBB+’ from ‘BBB’ with a stable outlook.
◦As previously announced on September 9, 2024, the Company replaced its existing credit facility and lowered the cost of its debt with a new $3.5 billion senior unsecured credit facility, consisting of a $1.75 billion revolving line of credit and a $1.75 billion term loan, with each carrying two six-month extension options such that the final maturity date is September 2029, subject to certain conditions.
◦As previously announced on September 23, 2024, the Company closed a public offering of $500 million aggregate principal amount of 4.875% Senior Notes due 2035.
◦In addition, during September 2024, the Company amended certain interest rate swaps and entered into $1.4 billion of new interest rate swaps. As of September 30, 2024, the Company’s currently active swaps have a weighted average strike rate of 2.86% and are scheduled to terminate between November 30, 2024 and July 31, 2025, while its forward starting swaps, which will become active between December 31, 2024 and July 9, 2025 and mature between May 31, 2028 and May 31, 2029, have a weighted average strike rate of 2.95%.
•The Company experienced mostly limited damages to its homes in several markets from Hurricanes Beryl, Debby, and Helene, which it estimates at approximately $14.0 million of expenses, net of estimated insurance recoveries; subsequent to quarter end, the Company incurred losses and damages to homes in its Florida markets as a result of Hurricane Milton, with initial expense estimates totaling approximately $37.5 million, net of estimated insurance recoveries.

Comments from Chief Executive Officer Dallas Tanner
“We’re pleased to report another strong quarter, driven by year over year growth in total revenues of 6.9% and AFFO per share of 7.2%. We continue to believe our growth prospects, coupled with the attractive value proposition of single-family rentals compared to homeownership, create a constructive backdrop for the foreseeable future. Based on our solid year to date results and expectations for the remainder of the year, we have raised our full year 2024 Core FFO and AFFO per share guidance by a penny at the midpoint to $1.88 and $1.59 per share, respectively.”

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Net income	$0.15	$0.21	$0.51	$0.64
FFO	0.37	0.40	1.14	1.23
Core FFO	0.47	0.44	1.41	1.32
AFFO	0.38	0.36	1.19	1.12

Net Income
Net income per common share — diluted for Q3 2024 was $0.15, compared to net income per common share — diluted of $0.21 for Q3 2023. Total revenues and total property operating and maintenance expenses for Q3 2024 were $660 million and $242 million, respectively, compared to $618 million and $229 million, respectively, for Q3 2023.
Net income per common share — diluted for YTD 2024 was $0.51, compared to net income per share — diluted of $0.64 for YTD 2023. Total revenues and total property operating and maintenance expenses for YTD 2024 were $1,960 million and $707 million, respectively, compared to $1,808 million and $652 million, respectively, for YTD 2023.
Core FFO
Year over year, Core FFO per share for Q3 2024 increased 6.8% to $0.47, while Core FFO per share for YTD 2024 increased 6.6% to $1.41, primarily due to NOI growth.
AFFO
Year over year, AFFO per share for Q3 2024 increased 7.2% to $0.38, while AFFO per share for YTD 2024 increased 6.0% to $1.19, primarily due to the increase in Core FFO per share described above.

Operating Results

Same Store Operating Results Snapshot
Number of homes in Same Store Portfolio:	77,186

	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Core Revenues growth (year over year)	3.6%		4.8%
Core Operating Expenses growth (year over year)	3.1%		5.6%
NOI growth (year over year)	3.9%		4.5%

Average Occupancy	97.0%	97.1%	97.5%	97.5%
Bad Debt % of gross rental revenue	1.0%	1.1%	0.9%	1.4%
Turnover Rate	6.2%	6.8%	17.5%	18.8%

Rental Rate Growth (lease-over-lease):
Renewals	4.2%	6.5%	5.2%	7.0%
New Leases	1.7%	4.6%	2.1%	5.5%
Blended	3.6%	5.9%	4.3%	6.5%

Same Store NOI
For the Same Store Portfolio of 77,186 homes, Same Store NOI for Q3 2024 increased 3.9% year over year on Same Store Core Revenues growth of 3.6% and Same Store Core Operating Expenses growth of 3.1%. YTD 2024 Same Store NOI increased 4.5% year over year on Same Store Core Revenues growth of 4.8% and Same Store Core Operating Expenses growth of 5.6%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 4

Same Store Core Revenues
Same Store Core Revenues growth for Q3 2024 of 3.6% year over year was primarily driven by a 3.7% increase in Average Monthly Rent, a 10 basis point year over year improvement in Bad Debt as a percentage of gross rental revenue, and a 2.4% increase in other income, net of resident recoveries, partially offset by a 10 basis point year over year decline in Average Occupancy.

YTD 2024 Same Store Core Revenues growth of 4.8% year over year was primarily driven by a 4.2% increase in Average Monthly Rent, a 50 basis point year over year improvement in Bad Debt as a percentage of gross rental revenue, and a 9.1% increase in other income, net of resident recoveries.

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q3 2024 increased 3.1% year over year, primarily attributable to a 5.3% increase in fixed expenses, partially offset by a 0.5% decrease in controllable expenses.

YTD 2024 Same Store Core Operating Expenses increased 5.6% year over year, primarily driven by a 8.4% increase in fixed expenses and a 0.8% increase in controllable expenses.

Investment and Property Management Activity
Acquisitions for Q3 2024 included 891 wholly owned homes for approximately $319 million and 35 homes for approximately $12 million in the Company’s joint ventures. Dispositions for Q3 2024 included 310 wholly owned homes for gross proceeds of approximately $119 million and 21 homes for gross proceeds of approximately $9 million in the Company’s joint ventures.

Year to date through Q3 2024, the Company acquired 1,591 wholly owned homes for $557 million and 108 homes for $37 million in the Company’s joint ventures. The company also sold 937 wholly owned homes for $378 million and 57 homes for $25 million in the Company’s joint ventures.

A summary of the Company’s owned and/or managed homes is included in the following table:

Summary of Homes Owned and/or Managed As Of 9/30/2024

	Number of Homes Owned and/or Managed as of 6/30/2024	Acquired or Added In Q3 2024	Disposed or Subtracted In Q3 2024	Number of Homes Owned and/or Managed as of 9/30/2024
Wholly owned homes	84,640	891	(310)	85,221
Joint venture owned homes	7,605	35	(21)	7,619
Managed-only homes	17,261	696	(41)	17,916
Total homes owned and/or managed	109,506	1,622	(372)	110,756

Balance Sheet and Capital Markets Activity
As of September 30, 2024, the Company had $2,027 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company’s total indebtedness as of September 30, 2024 was $9,098 million, consisting of $7,075 million of unsecured debt and $2,023 million of secured debt. Net debt / TTM adjusted EBITDAre was 5.4x at September 30, 2024, a slight decrease from 5.5x as of December 31, 2023. As of September 30, 2024, 99.6% of the Company’s total debt was fixed rate or swapped to fixed rate and 83.8% of its wholly owned homes were unencumbered.
During Q3 2024, the Company continued to improve the strength of its investment-grade balance sheet. Specifically:
•As previously announced, on September 23, 2024, Fitch Ratings upgraded the Company’s issuer and issue-level credit ratings to ‘BBB+’ from ‘BBB’ with a stable outlook.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 5

•As previously announced, on September 9, 2024, the Company replaced its existing credit facility and lowered the cost of its debt with a new $3.5 billion senior unsecured credit facility, consisting of a $1.75 billion revolving line of credit and a $1.75 billion term loan, both maturing on September 9, 2028, with two six-month extension options, subject to certain conditions.
•As previously announced, on September 23, 2024, the Company closed a public offering of $500 million aggregate principal amount of 4.875% Senior Notes due 2035.
•In addition, during September 2024, the Company amended certain interest rate swaps and entered into $1.4 billion of new interest rate swaps. As of September 30, 2024, the Company’s currently active swaps have a weighted average strike rate of 2.86% and are scheduled to terminate between November 30, 2024 and July 31, 2025, while its forward starting swaps, which will become active between December 31, 2024 and July 9, 2025 and mature between May 31, 2028 and May 31, 2029, have a weighted average strike rate of 2.95%.

FY 2024 Guidance Details
The Company has revised its full year 2024 guidance expectations, as outlined in the following table:

FY 2024 Guidance
	FY 2024 Current Guidance Range	FY 2024 Midpoint
		Current	Prior (As of July 2024)	Change
Core FFO per share — diluted	$1.86 to $1.90	$1.88	$1.87	$0.01
AFFO per share — diluted	$1.57 to $1.61	$1.59	$1.58	$0.01

Same Store Core Revenues growth (1)	4.0% to 4.5%	4.25%	4.875%	-62.5 bps
Same Store Core Operating Expenses growth (2)	3.25% to 4.25%	3.75%	5.75%	-200.0 bps
Same Store NOI growth	4.0% to 5.0%	4.50%	4.5%	0.0 bps

Wholly owned acquisitions	$600 million to $1,000 million	$800 million	$800 million	$ —
JV acquisitions	$100 million to $300 million	$200 million	$200 million	$ —
Wholly owned dispositions	$400 million to $600 million	$500 million	$500 million	$ —

(1)Guidance assumes FY 2024 Average Occupancy is similar to FY 2023 Average Occupancy. Guidance assumes average Bad Debt for FY 2024 in a range of 65 to 95 basis points.
(2)Guidance assumes (i) FY 2024 property taxes expense growth in a range of 5.0% to 6.5% year over year, reflecting an improvement in expectations from the prior guidance range of 8.0% to 9.5%, primarily due to favorable information received to date from Florida and Georgia; and (ii) FY 2024 insurance expense growth of approximately 7.5% year over year.

The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company’s GAAP results for the guidance period.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 6

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 2:00 p.m. Eastern Time on October 31, 2024, to review third quarter of 2024 results, discuss recent events, and conduct a question-and-answer session. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113.

Listen-only participants are encouraged to join the conference call via a live audio webcast, which is available online from the Company’s investor relations website at www.invh.com. Following the conclusion of the earnings call, the Company will post a replay of the webcast to its website for one year.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes’ Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation’s premier single-family home leasing and management company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The Company’s mission, “Together with you, we make a house a home,” reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents’ living experiences.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	844.456.INVH (4684)
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company’s expectations regarding the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, poor resident selection and defaults and non-renewals by the Company’s residents, the Company’s dependence on third parties for key services, risks related to the evaluation of properties, performance of the Company’s information technology systems, development and use of artificial intelligence, risks related to the Company’s indebtedness, and risks related to the potential negative impact of unfavorable global and United States economic conditions (including inflation), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), as such factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in the Company’s other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,284,631	$17,289,214
Cash and cash equivalents	1,027,199	700,618
Restricted cash	218,273	196,866
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	244,647	247,166
Other assets, net	599,891	528,896
Total assets	$19,632,848	$19,220,967

Liabilities:
Mortgage loans, net	$1,614,220	$1,627,256
Secured term loan, net	401,595	401,515
Unsecured notes, net	3,799,034	3,305,467
Term loan facilities, net	2,444,054	3,211,814
Revolving facility	750,000	—
Accounts payable and accrued expenses	398,894	200,590
Resident security deposits	180,484	180,455
Other liabilities	92,905	103,435
Total liabilities	9,681,186	9,030,532

Equity:
Stockholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 612,605,478 and 611,958,239 outstanding as of September 30, 2024 and December 31, 2023, respectively	6,126	6,120
Additional paid-in capital	11,164,240	11,156,736
Accumulated deficit	(1,275,601)	(1,070,586)
Accumulated other comprehensive income	21,310	63,701
Total stockholders’ equity	9,916,075	10,155,971
Non-controlling interests	35,587	34,464
Total equity	9,951,662	10,190,435
Total liabilities and equity	$19,632,848	$19,220,967

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q3 2024	Q3 2023	YTD 2024	YTD 2023

Revenues:
Rental revenues	$575,462	$555,270	$1,723,757	$1,633,672
Other property income	65,880	59,021	187,157	164,058
Management fee revenues	18,980	3,404	48,898	10,227
Total revenues	660,322	617,695	1,959,812	1,807,957

Expenses:
Property operating and maintenance	242,228	229,488	706,809	651,793
Property management expense	34,382	23,399	98,252	70,563
General and administrative	21,727	22,714	66,673	59,957
Interest expense	91,060	86,736	270,912	243,408
Depreciation and amortization	180,479	170,696	532,414	501,128
Casualty losses, impairment, and other	20,872	2,496	35,362	5,527
Total expenses	590,748	535,529	1,710,422	1,532,376

Gains (losses) on investments in equity and other securities, net	(257)	(499)	1,038	113
Other, net	(9,345)	(2,533)	(57,384)	(7,968)
Gain on sale of property, net of tax	47,766	57,989	141,531	134,448
Losses from investments in unconsolidated joint ventures	(12,160)	(4,902)	(22,780)	(11,087)

Net income	95,578	132,221	311,795	391,087
Net income attributable to non-controlling interests	(309)	(403)	(988)	(1,163)

Net income attributable to common stockholders	95,269	131,818	310,807	389,924
Net income available to participating securities	(185)	(181)	(584)	(518)

Net income available to common stockholders — basic and diluted	$95,084	$131,637	$310,223	$389,406

Weighted average common shares outstanding — basic	612,674,802	612,000,811	612,508,300	611,849,302
Weighted average common shares outstanding — diluted	613,645,188	613,580,042	613,759,171	613,155,041

Net income per common share — basic	$0.16	$0.22	$0.51	$0.64
Net income per common share — diluted	$0.15	$0.21	$0.51	$0.64

Dividends declared per common share	$0.28	$0.26	$0.84	$0.78

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Net income available to common stockholders	$95,084	$131,637	$310,223	$389,406
Net income available to participating securities	185	181	584	518
Non-controlling interests	309	403	988	1,163
Depreciation and amortization on real estate assets	176,174	167,921	521,411	493,027
Impairment on depreciated real estate investments	270	83	330	342
Net gain on sale of previously depreciated investments in real estate	(47,766)	(57,989)	(141,531)	(134,448)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	4,060	2,111	10,076	6,425
FFO	$228,316	$244,347	$702,081	$756,433

Core FFO Reconciliation	Q3 2024	Q3 2023	YTD 2024	YTD 2023
FFO	$228,316	$244,347	$702,081	$756,433
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	14,085	9,561	32,207	25,875
Share-based compensation expense	5,417	8,929	20,809	21,493
Legal settlements (2)	17,500	2,000	77,000	2,000
Severance expense	209	392	388	916
Casualty losses, net (1)(3)	20,729	2,429	35,174	5,214
(Gains) losses on investments in equity and other securities, net	257	499	(1,038)	(113)
Core FFO	$286,513	$268,157	$866,621	$811,818

AFFO Reconciliation	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Core FFO	$286,513	$268,157	$866,621	$811,818
Recurring capital expenditures (1)	(51,505)	(49,007)	(135,262)	(122,700)
AFFO	$235,008	$219,150	$731,359	$689,118

Net income available to common stockholders
Weighted average common shares outstanding — diluted	613,645,188	613,580,042	613,759,171	613,155,041

Net income per common share — diluted	$0.15	$0.21	$0.51	$0.64

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	615,913,139	615,699,631	615,987,978	615,208,781

FFO per share — diluted	$0.37	$0.40	$1.14	$1.23

Core FFO per share — diluted	$0.47	$0.44	$1.41	$1.32

AFFO per share — diluted	$0.38	$0.36	$1.19	$1.12

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1 (Continued)

(1)Includes the Company’s share from unconsolidated joint ventures.
(2)For Q3 2024 and YTD 2024, includes $17.5 million and $77.0 million, respectively, of settlement costs related to resolution of an inquiry from the Federal Trade Commission and the legal dispute entitled City of San Diego et al v. Invitation Homes, Inc., inclusive of associated costs.
(3)For Q3 2024 and YTD 2024, includes $14.0 million of estimated losses and damages, net of estimated insurance recoveries, related to Hurricanes Beryl, Debby, and Helene.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Common shares — basic	612,674,802	612,000,811	612,508,300	611,849,302
Shares potentially issuable from vesting/conversion of equity-based awards	970,386	1,579,231	1,250,871	1,305,739
Total common shares — diluted	613,645,188	613,580,042	613,759,171	613,155,041

Weighted average amounts for FFO, Core FFO, and AFFO	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Common shares — basic	612,674,802	612,000,811	612,508,300	611,849,302
OP units — basic	1,979,009	1,869,483	1,945,886	1,824,297
Shares potentially issuable from vesting/conversion of equity-based awards	1,259,328	1,829,337	1,533,792	1,535,182
Total common shares and units — diluted	615,913,139	615,699,631	615,987,978	615,208,781

Period end amounts for Core FFO and AFFO	September 30, 2024
Common shares	612,605,478
OP units	1,979,009
Shares potentially issuable from vesting/conversion of equity-based awards	1,974,929
Total common shares and units — diluted	616,559,416

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of September 30, 2024
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,392,927		15.3%	4.0%	3.8
Floating — swapped to fixed	630,162		6.9%	4.2%	1.3
Floating	—		—%	—%	—
Total secured	2,023,089		22.2%	4.1%	3.0

Unsecured:
Fixed	3,850,000		42.3%	3.6%	7.4
Floating — swapped to fixed	3,189,838		35.1%	3.9%	4.9
Floating	35,162		0.4%	5.7%	4.9
Total unsecured	7,075,000		77.8%	3.7%	6.2

Total Debt:
Fixed + floating swapped to fixed (3)	9,062,927		99.6%	3.8%	5.5
Floating	35,162		0.4%	5.7%	4.9
Total debt	9,098,089		100.0%	3.8%	5.5
Discount/amortization on Note Payable	(25,100)
Deferred financing costs, net	(64,086)
Total debt per Balance Sheet	9,008,903
Retained and repurchased certificates	(87,063)
Cash, ex-security deposits and letters of credit (4)	(1,062,179)
Deferred financing costs, net	64,086
Unamortized discount on note payable	25,100
Net debt	$7,948,847

Leverage Ratios	September 30, 2024
Net Debt / TTM Adjusted EBITDAre	5.4	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB+	Stable
Moody’s Investors Service	Baa2	Stable
S&P Global Ratings	BBB	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	30.1%	≤ 60%	Aggregate debt ratio	37.7%	≤ 65%
Secured leverage ratio	5.8%	≤ 45%	Secured debt ratio	8.1%	≤ 40%
Unencumbered leverage ratio	30.1%	≤ 60%	Unencumbered assets ratio	290.2%	≥ 150%
Fixed charge coverage ratio	4.0 x	≥ 1.5x	Debt service ratio	4.2x	≥ 1.5x
Unsecured interest coverage ratio	5.0 x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of September 30, 2024. For additional information regarding the Company’s interest rate swaps, please refer to Note 8—Derivative Instruments in the Company’s most recently filed Form 10-Q or Form 10-K.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in the Company’s Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in the Company’s Supplemental Indentures to the Base Indenture for its Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of September 30, 2024
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2024	$—	$—	$—	$—	—%
2025	—	—	—	—	—%
2026	630,162	—	—	630,162	6.9%
2027	989,881	—	—	989,881	10.9%
2028	—	750,000	—	750,000	8.2%
2029	—	2,475,000	750,000	3,225,000	35.4%
2030	—	450,000	—	450,000	4.9%
2031	403,046	650,000	—	1,053,046	11.7%
2032	—	600,000	—	600,000	6.6%
2033	—	350,000	—	350,000	3.8%
2034	—	400,000	—	400,000	4.5%
2035	—	500,000	—	500,000	5.5%
2036	—	150,000	—	150,000	1.6%
	2,023,089	6,325,000	750,000	9,098,089	100.0%
Unamortized discount on note payable	(968)	(24,132)	—	(25,100)
Deferred financing costs, net	(6,306)	(57,780)	—	(64,086)
Total per Balance Sheet	$2,015,815	$6,243,088	$750,000	$9,008,903
	.
(1)Assumes all extension options are exercised.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q3 2024
Total Portfolio	85,221
Same Store Portfolio	77,186
Same Store % of Total	90.6%

Core Revenues	Q3 2024	Q3 2023	Change YoY	YTD 2024	YTD 2023	Change YoY
Total Portfolio	$598,930	$577,650	3.7%	$1,793,605	$1,696,347	5.7%
Same Store Portfolio	555,279	535,877	3.6%	1,662,737	1,586,094	4.8%

Core Operating Expenses	Q3 2024	Q3 2023	Change YoY	YTD 2024	YTD 2023	Change YoY
Total Portfolio	$199,816	$192,847	3.6%	$589,500	$550,410	7.1%
Same Store Portfolio	181,685	176,258	3.1%	536,115	507,656	5.6%

Net Operating Income	Q3 2024	Q3 2023	Change YoY	YTD 2024	YTD 2023	Change YoY
Total Portfolio	$399,114	$384,803	3.7%	$1,204,105	$1,145,937	5.1%
Same Store Portfolio	373,594	359,619	3.9%	1,126,622	1,078,438	4.5%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q3 2024	Q3 2023	YoY	Q2 2024	Seq	YTD 2024	YTD 2023	YoY
Revenues:
Rental revenues (1)	$534,005	$515,106	3.7%	$534,854	(0.2)%	$1,598,897	$1,527,556	4.7%
Other property income, net (1)(2)	21,274	20,771	2.4%	21,539	(1.2)%	63,840	58,538	9.1%
Core Revenues	555,279	535,877	3.6%	556,393	(0.2)%	1,662,737	1,586,094	4.8%

Fixed Expenses:
Property taxes	93,329	88,207	5.8%	95,549	(2.3)%	285,539	261,540	9.2%
Insurance expenses	10,790	9,988	8.0%	10,750	0.4%	31,603	29,484	7.2%
HOA expenses	10,207	10,362	(1.5)%	9,988	2.2%	31,359	30,464	2.9%
Total Fixed Expenses	114,326	108,557	5.3%	116,287	(1.7)%	348,501	321,488	8.4%

Controllable Expenses:
Repairs and maintenance, net (3)	29,802	27,258	9.3%	26,564	12.2%	77,289	70,110	10.2%
Personnel, leasing and marketing	20,169	21,025	(4.1)%	21,182	(4.8)%	63,003	64,891	(2.9)%
Turnover, net (3)	11,024	12,135	(9.2)%	10,037	9.8%	29,730	32,399	(8.2)%
Utilities and property administrative, net (3)	6,364	7,283	(12.6)%	5,400	17.9%	17,592	18,768	(6.3)%
Total Controllable Expenses	67,359	67,701	(0.5)%	63,183	6.6%	187,614	186,168	0.8%

Core Operating Expenses	181,685	176,258	3.1%	179,470	1.2%	536,115	507,656	5.6%

Net Operating Income	$373,594	$359,619	3.9%	$376,923	(0.9)%	$1,126,622	$1,078,438	4.5%

(1)All rental revenues and other property income are reflected net of Bad Debt, which as a percentage of gross rental revenue, improved by 10 basis points from Q3 2023 to Q3 2024.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $38,824, $32,878, $33,994, $107,287, and $93,557 for Q3 2024, Q3 2023, Q2 2024, YTD 2024, and YTD 2023, respectively.
(3)These expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023

Average Occupancy	97.0%	97.6%	97.9%	97.3%	97.1%
Turnover Rate	6.2%	6.2%	5.2%	5.5%	6.8%
Trailing four quarters Turnover Rate	23.1%	23.7%	24.2%	24.3%	N/A
Average Monthly Rent	$2,406	$2,384	$2,361	$2,347	$2,321
Rental Rate Growth (lease-over-lease):
Renewals	4.2%	5.6%	5.8%	6.7%	6.5%
New leases	1.7%	3.6%	0.8%	(0.4)%	4.6%
Blended	3.6%	5.0%	4.4%	4.3%	5.9%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended September 30, 2024 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,405	96.4%	$3,103	$1.82	11.2%
Northern California	4,221	97.5%	2,737	1.73	5.8%
Seattle	4,007	97.1%	2,874	1.50	5.8%
Phoenix	9,258	96.6%	2,055	1.21	9.6%
Las Vegas	3,411	96.4%	2,198	1.12	3.8%
Denver	2,734	96.9%	2,560	1.39	3.4%
Western US Subtotal	31,036	96.7%	2,565	1.46	39.6%

Florida:
South Florida	8,238	96.1%	3,021	1.62	12.1%
Tampa	9,485	93.9%	2,291	1.22	10.6%
Orlando	6,792	95.9%	2,245	1.20	7.7%
Jacksonville	1,998	96.8%	2,179	1.10	2.2%
Florida Subtotal	26,513	95.3%	2,502	1.33	32.6%

Southeast United States:
Atlanta	12,691	94.6%	2,042	0.99	12.5%
Carolinas	5,876	93.8%	2,060	0.97	5.7%
Southeast US Subtotal	18,567	94.3%	2,047	0.98	18.2%

Texas:
Houston	2,324	95.1%	1,907	0.96	2.2%
Dallas	3,118	92.6%	2,261	1.09	3.4%
Texas Subtotal	5,442	93.7%	2,105	1.04	5.6%

Midwest United States:
Chicago	2,480	96.7%	2,399	1.49	2.8%
Minneapolis	1,064	95.9%	2,317	1.18	1.2%
Midwest US Subtotal	3,544	96.5%	2,375	1.39	4.0%

Other (2):	119	37.5%	2,081	1.01	—%

Total / Average	85,221	95.5%	$2,397	$1.27	100.0%
Same Store Total / Average	77,186	97.0%	$2,406	$1.28	92.6%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)Represents homes located outside of the Company’s 16 core markets; as of September 30, 2024, these include 106 homes located in Nashville, and 13 homes located in other markets that are generally being held for sale.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q3 2024	# Homes	Q3 2024	Q3 2023	Change	Q3 2024	Q3 2023	Change	Q3 2024	Q3 2023	Change
Western United States:
Southern California	7,020	$3,103	$2,987	3.9%	98.1%	97.6%	0.5%	$65,174	$61,996	5.1%
Northern California	3,952	2,734	2,653	3.1%	98.6%	97.5%	1.1%	32,554	31,038	4.9%
Seattle	3,774	2,887	2,793	3.4%	97.7%	97.3%	0.4%	32,641	31,354	4.1%
Phoenix	8,433	2,043	1,991	2.6%	97.0%	97.1%	(0.1)%	52,111	51,086	2.0%
Las Vegas	2,923	2,203	2,165	1.8%	97.1%	95.9%	1.2%	19,428	18,739	3.7%
Denver	2,310	2,559	2,487	2.9%	97.6%	97.8%	(0.2)%	17,917	17,492	2.4%
Western US Subtotal	28,412	2,574	2,495	3.2%	97.6%	97.2%	0.4%	219,825	211,705	3.8%

Florida:
South Florida	7,794	3,056	2,902	5.3%	96.9%	97.1%	(0.2)%	70,758	67,791	4.4%
Tampa	8,094	2,291	2,217	3.3%	96.4%	96.7%	(0.3)%	55,799	53,984	3.4%
Orlando	6,218	2,245	2,164	3.7%	96.7%	96.9%	(0.2)%	42,250	41,006	3.0%
Jacksonville	1,901	2,172	2,122	2.4%	97.0%	96.5%	0.5%	12,472	12,197	2.3%
Florida Subtotal	24,007	2,519	2,419	4.1%	96.7%	96.9%	(0.2)%	181,279	174,978	3.6%

Southeast United States:
Atlanta	11,775	2,038	1,962	3.9%	96.3%	97.1%	(0.8)%	70,527	68,348	3.2%
Carolinas	5,189	2,055	1,988	3.4%	96.8%	97.4%	(0.6)%	32,040	30,951	3.5%
Southeast US Subtotal	16,964	2,043	1,970	3.7%	96.4%	97.2%	(0.8)%	102,567	99,299	3.3%

Texas:
Houston	1,808	1,881	1,829	2.8%	97.2%	97.1%	0.1%	10,299	9,983	3.2%
Dallas	2,491	2,267	2,200	3.0%	96.2%	96.4%	(0.2)%	16,931	16,493	2.7%
Texas Subtotal	4,299	2,104	2,043	3.0%	96.6%	96.7%	(0.1)%	27,230	26,476	2.8%

Midwest United States:
Chicago	2,452	2,399	2,307	4.0%	97.3%	96.8%	0.5%	17,128	16,349	4.8%
Minneapolis	1,052	2,319	2,255	2.8%	96.6%	96.6%	—%	7,250	7,070	2.5%
Midwest US Subtotal	3,504	2,375	2,291	3.7%	97.1%	96.7%	0.4%	24,378	23,419	4.1%

Total / Average	77,186	$2,406	$2,321	3.7%	97.0%	97.1%	(0.1)%	$555,279	$535,877	3.6%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q3 2024	# Homes	Q3 2024	Q2 2024	Change	Q3 2024	Q2 2024	Change	Q3 2024	Q2 2024	Change
Western United States:
Southern California	7,020	$3,103	$3,071	1.0%	98.1%	98.5%	(0.4)%	$65,174	$64,943	0.4%
Northern California	3,952	2,734	2,709	0.9%	98.6%	98.5%	0.1%	32,554	32,385	0.5%
Seattle	3,774	2,887	2,867	0.7%	97.7%	98.4%	(0.7)%	32,641	32,751	(0.3)%
Phoenix	8,433	2,043	2,034	0.4%	97.0%	97.7%	(0.7)%	52,111	52,737	(1.2)%
Las Vegas	2,923	2,203	2,185	0.8%	97.1%	97.7%	(0.6)%	19,428	19,514	(0.4)%
Denver	2,310	2,559	2,538	0.8%	97.6%	98.4%	(0.8)%	17,917	18,026	(0.6)%
Western US Subtotal	28,412	2,574	2,553	0.8%	97.6%	98.2%	(0.6)%	219,825	220,356	(0.2)%

Florida:
South Florida	7,794	3,056	3,018	1.3%	96.9%	97.4%	(0.5)%	70,758	70,627	0.2%
Tampa	8,094	2,291	2,281	0.4%	96.4%	97.3%	(0.9)%	55,799	56,188	(0.7)%
Orlando	6,218	2,245	2,228	0.8%	96.7%	97.2%	(0.5)%	42,250	42,247	—%
Jacksonville	1,901	2,172	2,163	0.4%	97.0%	97.6%	(0.6)%	12,472	12,579	(0.9)%
Florida Subtotal	24,007	2,519	2,497	0.9%	96.7%	97.3%	(0.6)%	181,279	181,641	(0.2)%

Southeast United States:
Atlanta	11,775	2,038	2,015	1.1%	96.3%	97.1%	(0.8)%	70,527	70,764	(0.3)%
Carolinas	5,189	2,055	2,037	0.9%	96.8%	97.5%	(0.7)%	32,040	31,998	0.1%
Southeast US Subtotal	16,964	2,043	2,022	1.0%	96.4%	97.3%	(0.9)%	102,567	102,762	(0.2)%

Texas:
Houston	1,808	1,881	1,872	0.5%	97.2%	97.6%	(0.4)%	10,299	10,315	(0.2)%
Dallas	2,491	2,267	2,249	0.8%	96.2%	97.5%	(1.3)%	16,931	17,046	(0.7)%
Texas Subtotal	4,299	2,104	2,090	0.7%	96.6%	97.5%	(0.9)%	27,230	27,361	(0.5)%

Midwest United States:
Chicago	2,452	2,399	2,369	1.3%	97.3%	97.7%	(0.4)%	17,128	17,001	0.7%
Minneapolis	1,052	2,319	2,298	0.9%	96.6%	97.3%	(0.7)%	7,250	7,272	(0.3)%
Midwest US Subtotal	3,504	2,375	2,348	1.1%	97.1%	97.6%	(0.5)%	24,378	24,273	0.4%

Total / Average	77,186	$2,406	$2,384	0.9%	97.0%	97.6%	(0.6)%	$555,279	$556,393	(0.2)%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, YTD 2024	# Homes	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change
Western United States:
Southern California	7,020	$3,074	$2,947	4.3%	98.3%	97.9%	0.4%	$194,130	$180,994	7.3%
Northern California	3,952	2,709	2,628	3.1%	98.5%	97.8%	0.7%	96,795	92,031	5.2%
Seattle	3,774	2,863	2,766	3.5%	98.1%	97.6%	0.5%	97,645	92,893	5.1%
Phoenix	8,433	2,032	1,964	3.5%	97.6%	97.6%	—%	157,357	152,153	3.4%
Las Vegas	2,923	2,188	2,149	1.8%	97.5%	96.4%	1.1%	58,346	55,429	5.3%
Denver	2,310	2,539	2,464	3.0%	98.0%	97.8%	0.2%	53,746	51,995	3.4%
Western US Subtotal	28,412	2,553	2,466	3.5%	98.0%	97.6%	0.4%	658,019	625,495	5.2%

Florida:
South Florida	7,794	3,017	2,848	5.9%	97.3%	97.7%	(0.4)%	211,252	200,215	5.5%
Tampa	8,094	2,277	2,183	4.3%	97.1%	97.4%	(0.3)%	167,854	160,780	4.4%
Orlando	6,218	2,226	2,132	4.4%	97.1%	97.6%	(0.5)%	126,317	121,850	3.7%
Jacksonville	1,901	2,160	2,100	2.9%	97.4%	97.2%	0.2%	37,538	36,407	3.1%
Florida Subtotal	24,007	2,495	2,379	4.9%	97.2%	97.5%	(0.3)%	542,961	519,252	4.6%

Southeast United States:
Atlanta	11,775	2,016	1,930	4.5%	97.1%	97.3%	(0.2)%	211,552	201,314	5.1%
Carolinas	5,189	2,036	1,959	3.9%	97.4%	97.7%	(0.3)%	95,610	91,487	4.5%
Southeast US Subtotal	16,964	2,022	1,939	4.3%	97.2%	97.4%	(0.2)%	307,162	292,801	4.9%

Texas:
Houston	1,808	1,868	1,811	3.1%	97.5%	97.2%	0.3%	30,864	29,774	3.7%
Dallas	2,491	2,249	2,173	3.5%	97.1%	97.1%	—%	50,909	49,070	3.7%
Texas Subtotal	4,299	2,088	2,021	3.3%	97.3%	97.1%	0.2%	81,773	78,844	3.7%

Midwest United States:
Chicago	2,452	2,370	2,275	4.2%	97.7%	97.6%	0.1%	51,094	48,583	5.2%
Minneapolis	1,052	2,299	2,227	3.2%	96.9%	96.9%	—%	21,728	21,119	2.9%
Midwest US Subtotal	3,504	2,349	2,261	3.9%	97.5%	97.4%	0.1%	72,822	69,702	4.5%

Total / Average	77,186	$2,384	$2,289	4.2%	97.5%	97.5%	—%	$1,662,737	$1,586,094	4.8%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q3 2024	Q3 2024	Q3 2023	Change	Q3 2024	Q3 2023	Change	Q3 2024	Q3 2023	Change	Q3 2024	Q3 2023
Western United States:
Southern California	$65,174	$61,996	5.1%	$18,194	$18,474	(1.5)%	$46,980	$43,522	7.9%	72.1%	70.2%
Northern California	32,554	31,038	4.9%	9,018	8,634	4.4%	23,536	22,404	5.1%	72.3%	72.2%
Seattle	32,641	31,354	4.1%	8,359	8,125	2.9%	24,282	23,229	4.5%	74.4%	74.1%
Phoenix	52,111	51,086	2.0%	11,134	10,952	1.7%	40,977	40,134	2.1%	78.6%	78.6%
Las Vegas	19,428	18,739	3.7%	4,643	4,847	(4.2)%	14,785	13,892	6.4%	76.1%	74.1%
Denver	17,917	17,492	2.4%	3,841	3,549	8.2%	14,076	13,943	1.0%	78.6%	79.7%
Western US Subtotal	219,825	211,705	3.8%	55,189	54,581	1.1%	164,636	157,124	4.8%	74.9%	74.2%

Florida:
South Florida	70,758	67,791	4.4%	27,721	26,718	3.8%	43,037	41,073	4.8%	60.8%	60.6%
Tampa	55,799	53,984	3.4%	21,161	21,055	0.5%	34,638	32,929	5.2%	62.1%	61.0%
Orlando	42,250	41,006	3.0%	15,338	14,504	5.8%	26,912	26,502	1.5%	63.7%	64.6%
Jacksonville	12,472	12,197	2.3%	4,431	4,365	1.5%	8,041	7,832	2.7%	64.5%	64.2%
Florida Subtotal	181,279	174,978	3.6%	68,651	66,642	3.0%	112,628	108,336	4.0%	62.1%	61.9%

Southeast United States:
Atlanta	70,527	68,348	3.2%	25,080	23,765	5.5%	45,447	44,583	1.9%	64.4%	65.2%
Carolinas	32,040	30,951	3.5%	9,294	8,777	5.9%	22,746	22,174	2.6%	71.0%	71.6%
Southeast US Subtotal	102,567	99,299	3.3%	34,374	32,542	5.6%	68,193	66,757	2.2%	66.5%	67.2%

Texas:
Houston	10,299	9,983	3.2%	5,071	5,211	(2.7)%	5,228	4,772	9.6%	50.8%	47.8%
Dallas	16,931	16,493	2.7%	7,123	7,012	1.6%	9,808	9,481	3.4%	57.9%	57.5%
Texas Subtotal	27,230	26,476	2.8%	12,194	12,223	(0.2)%	15,036	14,253	5.5%	55.2%	53.8%

Midwest United States:
Chicago	17,128	16,349	4.8%	8,479	7,762	9.2%	8,649	8,587	0.7%	50.5%	52.5%
Minneapolis	7,250	7,070	2.5%	2,798	2,508	11.6%	4,452	4,562	(2.4)%	61.4%	64.5%
Midwest US Subtotal	24,378	23,419	4.1%	11,277	10,270	9.8%	13,101	13,149	(0.4)%	53.7%	56.1%

Same Store Total / Average	$555,279	$535,877	3.6%	$181,685	$176,258	3.1%	$373,594	$359,619	3.9%	67.3%	67.1%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q3 2024	Q3 2024	Q2 2024	Change	Q3 2024	Q2 2024	Change	Q3 2024	Q2 2024	Change	Q3 2024	Q2 2024
Western United States:
Southern California	$65,174	$64,943	0.4%	$18,194	$18,183	0.1%	$46,980	$46,760	0.5%	72.1%	72.0%
Northern California	32,554	32,385	0.5%	9,018	8,734	3.3%	23,536	23,651	(0.5)%	72.3%	73.0%
Seattle	32,641	32,751	(0.3)%	8,359	8,307	0.6%	24,282	24,444	(0.7)%	74.4%	74.6%
Phoenix	52,111	52,737	(1.2)%	11,134	10,227	8.9%	40,977	42,510	(3.6)%	78.6%	80.6%
Las Vegas	19,428	19,514	(0.4)%	4,643	4,375	6.1%	14,785	15,139	(2.3)%	76.1%	77.6%
Denver	17,917	18,026	(0.6)%	3,841	3,504	9.6%	14,076	14,522	(3.1)%	78.6%	80.6%
Western US Subtotal	219,825	220,356	(0.2)%	55,189	53,330	3.5%	164,636	167,026	(1.4)%	74.9%	75.8%

Florida:
South Florida	70,758	70,627	0.2%	27,721	28,494	(2.7)%	43,037	42,133	2.1%	60.8%	59.7%
Tampa	55,799	56,188	(0.7)%	21,161	21,758	(2.7)%	34,638	34,430	0.6%	62.1%	61.3%
Orlando	42,250	42,247	—%	15,338	15,757	(2.7)%	26,912	26,490	1.6%	63.7%	62.7%
Jacksonville	12,472	12,579	(0.9)%	4,431	4,730	(6.3)%	8,041	7,849	2.4%	64.5%	62.4%
Florida Subtotal	181,279	181,641	(0.2)%	68,651	70,739	(3.0)%	112,628	110,902	1.6%	62.1%	61.1%

Southeast United States:
Atlanta	70,527	70,764	(0.3)%	25,080	24,247	3.4%	45,447	46,517	(2.3)%	64.4%	65.7%
Carolinas	32,040	31,998	0.1%	9,294	9,000	3.3%	22,746	22,998	(1.1)%	71.0%	71.9%
Southeast US Subtotal	102,567	102,762	(0.2)%	34,374	33,247	3.4%	68,193	69,515	(1.9)%	66.5%	67.6%

Texas:
Houston	10,299	10,315	(0.2)%	5,071	5,026	0.9%	5,228	5,289	(1.2)%	50.8%	51.3%
Dallas	16,931	17,046	(0.7)%	7,123	6,987	1.9%	9,808	10,059	(2.5)%	57.9%	59.0%
Texas Subtotal	27,230	27,361	(0.5)%	12,194	12,013	1.5%	15,036	15,348	(2.0)%	55.2%	56.1%

Midwest United States:
Chicago	17,128	17,001	0.7%	8,479	7,526	12.7%	8,649	9,475	(8.7)%	50.5%	55.7%
Minneapolis	7,250	7,272	(0.3)%	2,798	2,615	7.0%	4,452	4,657	(4.4)%	61.4%	64.0%
Midwest US Subtotal	24,378	24,273	0.4%	11,277	10,141	11.2%	13,101	14,132	(7.3)%	53.7%	58.2%

Same Store Total / Average	$555,279	$556,393	(0.2)%	$181,685	$179,470	1.2%	$373,594	$376,923	(0.9)%	67.3%	67.7%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YTD
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2024	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023
Western United States:
Southern California	$194,130	$180,994	7.3%	$54,283	$52,679	3.0%	$139,847	$128,315	9.0%	72.0%	70.9%
Northern California	96,795	92,031	5.2%	26,310	25,040	5.1%	70,485	66,991	5.2%	72.8%	72.8%
Seattle	97,645	92,893	5.1%	24,870	24,782	0.4%	72,775	68,111	6.8%	74.5%	73.3%
Phoenix	157,357	152,153	3.4%	30,956	30,418	1.8%	126,401	121,735	3.8%	80.3%	80.0%
Las Vegas	58,346	55,429	5.3%	13,321	13,578	(1.9)%	45,025	41,851	7.6%	77.2%	75.5%
Denver	53,746	51,995	3.4%	11,045	9,999	10.5%	42,701	41,996	1.7%	79.4%	80.8%
Western US Subtotal	658,019	625,495	5.2%	160,785	156,496	2.7%	497,234	468,999	6.0%	75.6%	75.0%

Florida:
South Florida	211,252	200,215	5.5%	84,351	77,168	9.3%	126,901	123,047	3.1%	60.1%	61.5%
Tampa	167,854	160,780	4.4%	64,037	61,115	4.8%	103,817	99,665	4.2%	61.8%	62.0%
Orlando	126,317	121,850	3.7%	45,947	41,770	10.0%	80,370	80,080	0.4%	63.6%	65.7%
Jacksonville	37,538	36,407	3.1%	13,817	12,799	8.0%	23,721	23,608	0.5%	63.2%	64.8%
Florida Subtotal	542,961	519,252	4.6%	208,152	192,852	7.9%	334,809	326,400	2.6%	61.7%	62.9%

Southeast United States:
Atlanta	211,552	201,314	5.1%	72,355	68,422	5.7%	139,197	132,892	4.7%	65.8%	66.0%
Carolinas	95,610	91,487	4.5%	27,117	24,935	8.8%	68,493	66,552	2.9%	71.6%	72.7%
Southeast US Subtotal	307,162	292,801	4.9%	99,472	93,357	6.6%	207,690	199,444	4.1%	67.6%	68.1%

Texas:
Houston	30,864	29,774	3.7%	14,985	15,068	(0.6)%	15,879	14,706	8.0%	51.4%	49.4%
Dallas	50,909	49,070	3.7%	21,549	20,436	5.4%	29,360	28,634	2.5%	57.7%	58.4%
Texas Subtotal	81,773	78,844	3.7%	36,534	35,504	2.9%	45,239	43,340	4.4%	55.3%	55.0%

Midwest United States:
Chicago	51,094	48,583	5.2%	23,340	22,291	4.7%	27,754	26,292	5.6%	54.3%	54.1%
Minneapolis	21,728	21,119	2.9%	7,832	7,156	9.4%	13,896	13,963	(0.5)%	64.0%	66.1%
Midwest US Subtotal	72,822	69,702	4.5%	31,172	29,447	5.9%	41,650	40,255	3.5%	57.2%	57.8%

Same Store Total / Average	$1,662,737	$1,586,094	4.8%	$536,115	$507,656	5.6%	$1,126,622	$1,078,438	4.5%	67.8%	68.0%
										0.678780201294723

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q3 2024			YTD 2024
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	4.0%	8.1%	4.8%	5.2%	7.1%	5.6%
Northern California	3.7%	3.7%	3.7%	4.5%	3.2%	4.2%
Seattle	4.0%	3.0%	3.8%	4.4%	3.6%	4.2%
Phoenix	3.2%	(1.2)%	1.9%	3.9%	(0.9)%	2.6%
Las Vegas	4.0%	1.5%	3.4%	3.7%	0.4%	2.9%
Denver	3.9%	5.0%	4.2%	3.7%	3.8%	3.7%
Western US Subtotal	3.8%	2.8%	3.5%	4.4%	2.7%	3.9%

Florida:
South Florida	6.5%	0.4%	4.9%	7.8%	1.1%	6.0%
Tampa	2.5%	(0.9)%	1.6%	4.6%	0.6%	3.4%
Orlando	3.5%	(0.1)%	2.5%	4.9%	1.4%	3.8%
Jacksonville	2.2%	—%	1.7%	3.9%	0.4%	2.9%
Florida Subtotal	4.3%	(0.1)%	3.1%	5.9%	1.0%	4.5%

Southeast United States:
Atlanta	5.3%	2.4%	4.6%	6.1%	2.7%	5.2%
Carolinas	3.9%	2.7%	3.5%	4.5%	2.7%	4.0%
Southeast US Subtotal	4.9%	2.5%	4.2%	5.6%	2.7%	4.8%

Texas:
Houston	4.4%	2.1%	3.9%	4.7%	2.1%	4.1%
Dallas	4.0%	(1.0)%	2.5%	5.1%	0.7%	3.9%
Texas Subtotal	4.2%	(0.1)%	3.1%	4.9%	1.2%	4.0%

Midwest United States:
Chicago	4.1%	7.8%	5.0%	4.7%	6.8%	5.2%
Minneapolis	4.2%	2.7%	3.8%	5.4%	—%	3.9%
Midwest US Subtotal	4.2%	6.1%	4.6%	4.9%	4.4%	4.8%

Total / Average	4.2%	1.7%	3.6%	5.2%	2.1%	4.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
R&M OpEx, net	$29,802	$26,564	$20,923	$22,462	$27,258
Turn OpEx, net	11,024	10,037	8,669	9,866	12,135
Total recurring operating expenses, net	$40,826	$36,601	$29,592	$32,328	$39,393

R&M CapEx	$36,660	$33,321	$25,536	$26,464	$32,867
Turn CapEx	10,050	8,754	8,218	9,896	11,452
Total recurring capital expenditures	$46,710	$42,075	$33,754	$36,360	$44,319

R&M OpEx, net + R&M CapEx	$66,462	$59,885	$46,459	$48,926	$60,125
Turn OpEx, net + Turn CapEx	21,074	18,791	16,887	19,762	23,587
Total Cost to Maintain, net	$87,536	$78,676	$63,346	$68,688	$83,712

Per Home	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Total Cost to Maintain, net	$1,134	$1,019	$821	$890	$1,085

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Recurring CapEx	$50,970	$46,371	$36,923	$40,080	$48,765
Value Enhancing CapEx	16,182	12,500	7,300	12,148	14,381
Initial Renovation CapEx	8,860	6,392	7,698	9,656	11,744
Disposition CapEx	1,584	663	716	1,021	1,258
Total Capital Expenditures	$77,596	$65,926	$52,637	$62,905	$76,148

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Property management expense (GAAP)	$34,382	$23,399	$98,252	$70,563
Adjustments:
Share-based compensation expense	(1,313)	(1,830)	(4,585)	(5,232)
Adjusted property management expense	$33,069	$21,569	$93,667	$65,331

Adjusted G&A Expense	Q3 2024	Q3 2023	YTD 2024	YTD 2023
G&A expense (GAAP)	$21,727	$22,714	$66,673	$59,957
Adjustments:
Share-based compensation expense	(4,104)	(7,099)	(16,224)	(16,261)
Severance expense	(209)	(392)	(388)	(916)
Adjusted G&A expense	$17,414	$15,223	$50,061	$42,780

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)	June 30, 2024	Q3 2024 Acquisitions (1)		Q3 2024 Dispositions (2)		September 30, 2024
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,446	12	$533,534	53	$639,727	7,405
Northern California	4,258	—	—	37	427,581	4,221
Seattle	4,012	—	—	5	414,600	4,007
Phoenix	9,243	24	388,970	9	272,889	9,258
Las Vegas	3,415	—	—	4	355,688	3,411
Denver	2,569	174	495,299	9	420,444	2,734
Western US Subtotal	30,943	210	485,332	117	508,221	31,036

Florida:
South Florida	8,269	6	362,560	37	466,051	8,238
Tampa	9,302	229	321,540	46	261,433	9,485
Orlando	6,774	32	362,376	14	252,829	6,792
Jacksonville	1,995	3	311,033	—	—	1,998
Florida Subtotal	26,340	270	327,174	97	338,241	26,513

Southeast United States:
Atlanta	12,712	32	346,232	53	279,283	12,691
Carolinas	5,633	247	324,411	4	380,125	5,876
Southeast US Subtotal	18,345	279	326,914	57	286,360	18,567

Texas:
Houston	2,331	—	—	7	215,071	2,324
Dallas	3,037	94	274,419	13	265,838	3,118
Texas Subtotal	5,368	94	274,419	20	248,070	5,442

Midwest United States:
Chicago	2,484	—	—	4	338,375	2,480
Minneapolis	1,066	—	—	2	347,500	1,064
Midwest US Subtotal	3,550	—	—	6	341,417	3,544

Other (3):	94	38	312,933	13	283,623	119

Total / Average	84,640	891	$358,196	310	$384,809	85,221

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,607	—	$—	1	$370,000	2,606
2022 Rockpoint JV (5)	319	—	—	—	—	319
FNMA JV (6)	401	—	—	9	483,639	392
Pathway Homes (7)	558	35	337,335	11	353,172	582
Upward America JV (8)	3,720	—	—	—	—	3,720

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 6.0%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 2.7%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Represents homes located outside of the Company’s 16 core markets; as of September 30, 2024, these include 106 homes located in Nashville, and 13 homes located in other markets that are generally being held for sale.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which Invitation Homes owns 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which Invitation Homes owns 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which Invitation Homes owns 10.0%.
(7)Represents portfolio owned by Pathway Homes, of which Invitation Homes owns 100.0%.
(8)Represents portfolio owned by the Upward America JV, of which Invitation Homes owns 7.2%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 30

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Homebuilders — As of September 30, 2024
(unaudited)

	Pipeline as of September 30, 2024 (1)(2)	Estimated Deliveries in Q4 2024	Estimated Deliveries in 2025	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	85	24	61	—	$540,000
Phoenix	86	6	50	30	440,000
Tampa	384	72	164	148	320,000
Orlando	428	41	213	221	430,000
Jacksonville	265	—	40	178	270,000
Atlanta	95	7	41	47	340,000
Carolinas	377	105	180	92	330,000
South Florida	15	15	—	—	370,000
Houston	533	60	324	149	280,000
Dallas	166	26	140	—	270,000
Nashville	27	27	—	—	300,000
Total / Average	2,461	383	1,213	865	$340,000

(1)Represents the number of new homes under contract as of September 30, 2024, that are expected to be built, sold and delivered to the Company by various homebuilders during a future period.
(2)Pipeline rollforward:

Pipeline as of June 30, 2024	2,689
Q3 2024 additions and cancellations (net)	146
Q3 2024 deliveries	(374)
Pipeline as of September 30, 2024	2,461

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 31

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents the Company’s reserves for residents’ accounts receivables balances that are aged greater than 30 days, under the rationale that a resident’s security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident’s security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 32 before the following items: share-based compensation expense; severance; casualty losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company’s financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company’s EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company’s basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. The Company defines Core FFO as FFO adjusted for the following: non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives; share-based compensation expense; legal settlements; severance expense; casualty (gains) losses, net; and (gains) losses on investments in equity and other securities, net, as applicable. The Company defines Adjusted FFO as Core FFO less recurring capital expenditures that are necessary to help preserve the value, and maintain the functionality, of its homes. Where appropriate, FFO, Core FFO, and Adjusted FFO are adjusted for the Company’s share of investments in unconsolidated joint ventures.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss. The Company believes that Core FFO and Adjusted FFO are also meaningful supplemental measures of its operating performance for the same reasons as FFO and are further helpful to investors as they provide a more consistent measurement of the Company’s performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. FFO, Core FFO, and Adjusted FFO are not used as measures of the Company’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company’s FFO, Core FFO, and Adjusted FFO may not be comparable to the FFO, Core FFO, and Adjusted FFO of other companies due to the fact that not all companies use the same definition of FFO, Core FFO, and Adjusted FFO. Accordingly, there can be no assurance that the Company’s basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 33

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company’s NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measure is comparable with that of other companies.

The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company’s operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company’s performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company’s total portfolio and NOI for its Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company’s current resident chooses to stay for a subsequent lease term, or a new lease, where the Company’s previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company’s comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 34

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,750 million revolving credit facility (the “Revolving Facility”) and its $1,750 million term loan facility (the “2024 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in the Company’s Second Amended and Restated Revolving Credit and Term Loan Agreement dated September 9, 2024 and its $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2024 Term Loan Facility, the “Term Loan Facilities”), as set forth in the Company’s 2022 Term Loan Agreement as amended by the First Amendment dated September 9, 2024 (together with the Credit Facility, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company’s compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company’s pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company’s pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company’s pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company’s pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company’s pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters’ EBITDA (including the Company’s pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ fixed charges (including the Company’s pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters’ unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ total unsecured interest expense (including the Company’s pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company’s compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company’s Unsecured Credit Agreements, see Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 9, 2024.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 35

The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of the Company’s indebtedness related to its Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes, as set forth in the Company’s Supplemental Indentures to the Base Indenture for its Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company’s compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company’s compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company’s Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to the Company’s Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, August 2, 2023, and September 26, 2024.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company’s indebtedness related to its senior notes, which could cause those obligations to become due and payable. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 36

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Total revenues (Total Portfolio)	$660,322	$653,451	$646,039	$624,321	$617,695
Management fee revenues	(18,980)	(15,976)	(13,942)	(3,420)	(3,404)
Total portfolio resident recoveries	(42,412)	(37,102)	(37,795)	(35,050)	(36,641)
Total Core Revenues (Total Portfolio)	598,930	600,373	594,302	585,851	577,650
Non-Same Store Core Revenues	(43,651)	(43,980)	(43,237)	(42,737)	(41,773)
Same Store Core Revenues	$555,279	$556,393	$551,065	$543,114	$535,877

Reconciliation of Total Revenues to Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2024	YTD 2023
Total revenues (Total Portfolio)	$1,959,812	$1,807,957
Management fee revenues	(48,898)	(10,227)
Total portfolio resident recoveries	(117,309)	(101,383)
Total Core Revenues (Total Portfolio)	1,793,605	1,696,347
Non-Same Store Core Revenues	(130,868)	(110,253)
Same Store Core Revenues	$1,662,737	$1,586,094

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Property operating and maintenance expenses (Total Portfolio)	$242,228	$234,184	$230,397	$228,542	$229,488
Total Portfolio resident recoveries	(42,412)	(37,102)	(37,795)	(35,050)	(36,641)
Core Operating Expenses (Total Portfolio)	199,816	197,082	192,602	193,492	192,847
Non-Same Store Core Operating Expenses	(18,131)	(17,612)	(17,642)	(17,277)	(16,589)
Same Store Core Operating Expenses	$181,685	$179,470	$174,960	$176,215	$176,258

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2024	YTD 2023
Property operating and maintenance expenses (Total Portfolio)	$706,809	$651,793
Total Portfolio resident recoveries	(117,309)	(101,383)
Core Operating Expenses (Total Portfolio)	589,500	550,410
Non-Same Store Core Operating Expenses	(53,385)	(42,754)
Same Store Core Operating Expenses	$536,115	$507,656

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Net income available to common stockholders	$95,084	$72,981	$142,158	$129,368	$131,637
Net income available to participating securities	185	207	192	178	181
Non-controlling interests	309	243	436	395	403
Interest expense	91,060	90,007	89,845	90,049	86,736
Depreciation and amortization	180,479	176,622	175,313	173,159	170,696
Property management expense	34,382	32,633	31,237	25,246	23,399
General and administrative	21,727	21,498	23,448	22,387	22,714
Casualty losses, impairment, and other (1)	20,872	10,353	4,137	3,069	2,496
Gain on sale of property, net of tax	(47,766)	(43,267)	(50,498)	(49,092)	(57,989)
(Gains) losses on investments in equity securities, net	257	(1,504)	209	(237)	499
Other, net (2)	9,345	54,012	(5,973)	(5,533)	2,533
Management fee revenues	(18,980)	(15,976)	(13,942)	(3,420)	(3,404)
Losses from investments in unconsolidated joint ventures	12,160	5,482	5,138	6,790	4,902
NOI (Total Portfolio)	399,114	403,291	401,700	392,359	384,803
Non-Same Store NOI	(25,520)	(26,368)	(25,595)	(25,460)	(25,184)
Same Store NOI	$373,594	$376,923	$376,105	$366,899	$359,619

Reconciliation of Net Income to Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2024	YTD 2023
Net income available to common stockholders	$310,223	$389,406
Net income available to participating securities	584	518
Non-controlling interests	988	1,163
Interest expense	270,912	243,408
Depreciation and amortization	532,414	501,128
Property management expense	98,252	70,563
General and administrative	66,673	59,957
Casualty losses, impairment, and other (1)	35,362	5,527
Gain on sale of property, net of tax	(141,531)	(134,448)
(Gains) losses on investments in equity securities, net	(1,038)	(113)
Other, net (2)	57,384	7,968
Management fee revenues	(48,898)	(10,227)
Losses from investments in unconsolidated joint ventures	22,780	11,087
NOI (Total Portfolio)	1,204,105	1,145,937
Non-Same Store NOI	(77,483)	(67,499)
Same Store NOI	$1,126,622	$1,078,438

(1)For Q3 2024 and YTD 2024, includes $14.0 million of estimated losses and damages, net of estimated insurance recoveries, related to Hurricanes Beryl, Debby, and Helene.
(2)Includes settlement and other costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)
	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Net income available to common stockholders	$95,084	$131,637	$310,223	$389,406
Net income available to participating securities	185	181	584	518
Non-controlling interests	309	403	988	1,163
Interest expense	91,060	86,736	270,912	243,408
Interest expense in unconsolidated joint ventures	10,186	5,051	20,970	12,774
Depreciation and amortization	180,479	170,696	532,414	501,128
Depreciation and amortization of investments in unconsolidated joint ventures	3,590	2,690	9,875	7,686
EBITDA	380,893	397,394	1,145,966	1,156,083
Gain on sale of property, net of tax	(47,766)	(57,989)	(141,531)	(134,448)
Impairment on depreciated real estate investments	270	83	330	342
Net (gain) loss on sale of investments in unconsolidated joint ventures	499	(554)	285	(1,188)
EBITDAre	333,896	338,934	1,005,050	1,020,789
Share-based compensation expense	5,417	8,929	20,809	21,493
Severance	209	392	388	916
Casualty losses, net (1)(2)	20,729	2,429	35,174	5,214
(Gains) losses on investments in equity and other securities, net	257	499	(1,038)	(113)
Other, net (3)	9,345	2,533	57,384	7,968
Adjusted EBITDAre	$369,853	$353,716	$1,117,767	$1,056,267

Trailing Twelve Months (TTM) Ended
		September 30, 2024	December 31, 2023
Net income available to common stockholders		$439,591	$518,774
Net income available to participating securities		762	696
Non-controlling interests		1,383	1,558
Interest expense		360,961	333,457
Interest expense in unconsolidated joint ventures		26,451	18,255
Depreciation and amortization		705,573	674,287
Depreciation and amortization of investments in unconsolidated joint ventures		12,658	10,469
EBITDA		1,547,379	1,557,496
Gain on sale of property, net of tax		(190,623)	(183,540)
Impairment on depreciated real estate investments		415	427
Net gain on sale of investments in unconsolidated joint ventures		(195)	(1,668)
EBITDAre		1,356,976	1,372,715
Share-based compensation expense		28,819	29,503
Severance		449	977
Casualty losses, net (1)(2)		38,160	8,200
(Gains) losses on investments in equity and other securities, net		(1,275)	(350)
Other, net (3)		51,851	2,435
Adjusted EBITDAre		$1,474,980	$1,413,480

(1)Includes the Company’s share from unconsolidated joint ventures.
(2)For Q3 2024 and YTD 2024, includes $14.0 million of estimated losses and damages, net of estimated insurance recoveries, related to Hurricanes Beryl, Debby, and Helene.
(3)Includes settlement and other costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	September 30, 2024		December 31, 2023
Mortgage loans, net	$1,614,220		$1,627,256
Secured term loan, net	401,595		401,515
Unsecured notes, net	3,799,034		3,305,467
Term loan facility, net	2,444,054		3,211,814
Revolving facility	750,000		—
Total Debt per Balance Sheet	9,008,903		8,546,052
Retained and repurchased certificates	(87,063)		(87,703)
Cash, ex-security deposits and letters of credit (1)	(1,062,179)		(713,898)
Deferred financing costs, net	64,086		45,518
Unamortized discounts on note payable	25,100		21,376
Net Debt (A)	$7,948,847		$7,811,345

	For the TTM Ended		For the TTM Ended
	September 30, 2024		December 31, 2023
Adjusted EBITDAre (B)	$1,474,980		$1,413,480

Net Debt / TTM Adjusted EBITDAre (A / B)	5.4	x	5.5	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Amortization of discounts on notes payable	$684	$532	$2,001	$1,335
Amortization of deferred financing costs	5,010	4,131	13,410	12,003
Change in fair value of interest rate derivatives	—	1	1	41
Amortization of swap fair value at designation	2,524	2,340	7,166	6,970
Company’s share from unconsolidated joint ventures	5,867	2,557	9,629	5,526
Total non-cash interest expense	$14,085	$9,561	$32,207	$25,875

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2024 Earnings Release and Supplemental Information — page 40